EXHIBIT 99.1

Microsemi Reports First Quarter 2010 Results

IRVINE, Calif., Jan. 21, 2010 (GLOBE NEWSWIRE) -- Microsemi Corporation (Nasdaq:MSCC) today reported unaudited results for its first quarter of fiscal year 2010.

  Net Sales for First Quarter Totaled $112.8 Million
  Non-GAAP Gross Margin Increased 100 Basis Points Over Prior Quarter
  GAAP Gross Margin Increased 790 Basis Points Over Prior Quarter
  Cash Balance Reached a New Record of $234.9 Million
  Book-to-Bill Ratio Greater than 1:1

Net sales for Microsemi’s first quarter ended December 27, 2009 were $112.8 million, up 2.8 percent from net sales of $109.7 million in the fourth quarter of 2009 and down 13.6 percent from net sales of $130.6 million in the first quarter of 2009.

Non-GAAP gross margin in the first quarter of 2010 increased 100 basis points to 49.6 percent compared to 48.6 percent in the fourth quarter of 2009 and was 51.8 percent in the first quarter of 2009.  Non-GAAP operating margin was 23.0 percent in the first quarter of 2010 compared to 22.6 percent in the fourth quarter of 2009 and 26.9 percent in the first quarter of 2009. For the first quarter of 2010, non-GAAP net income was $21.1 million, compared to $19.3 million the fourth quarter of 2009 and $28.7 million in the first quarter of 2009.  For the first quarter of 2010, the non-GAAP effective tax rate was 18.2 percent.  Non-GAAP diluted earnings per share in the first quarter of 2010 were $0.26 compared to $0.24 in the fourth quarter of 2009 and $0.35 in the first quarter of 2009.

GAAP gross margin for the first quarter of 2010 was 46.3 percent compared to 38.4 percent in the fourth quarter of 2009 and 46.3 percent in the first quarter of 2009.  GAAP operating margin was 9.3 percent in the first quarter of 2010 compared to a loss of 10.0 percent in the fourth quarter of 2009 and an operating margin of 10.7 percent in the first quarter of 2009. GAAP results in the first quarter of 2010 included $3.7 million for transitional idle capacity and $1.1 million in restructuring, exceptional legal matters and other special charges. Also included in the first quarter were non-cash charges of $6.7 million related to stock based compensation and $3.9 million in amortization of acquisition-related intangibles. For the first quarter of 2010, GAAP net income was $8.0 million compared to net loss of $31.3 million in the fourth quarter of 2009 and net income of $13.2 million in the first quarter of 2009. GAAP diluted earnings per share in the first quarter of 2010 was $0.10, compared to GAAP diluted loss per share of $0.39 in the fourth quarter of 2009 and GAAP diluted earnings per share of $0.16 in the first quarter of 2009.

James J. Peterson, President and Chief Executive Officer, stated, “We are pleased with our first quarter results which showed continued strength in our business, especially in our analog mixed signal markets. We are executing our Scottsdale transition to plan and saw continued improvement in both our GAAP and non-GAAP gross and operating margins. We continued to lower inventory levels and generated an incremental $20.1 million in operating cash flow. Our cash balance reached a new record of $234.9 million, providing us with increased leverage for continued strategic initiatives.”

Business Outlook

Microsemi expects that for the second quarter of fiscal year 2010, our net sales will increase between a range of 2 percent and 4 percent, sequentially. On a non-GAAP basis, we expect earnings for the second quarter of fiscal year 2010 to be $0.26 to $0.27 per diluted share and we will cease reporting the transitional idle capacity effects on our gross margin.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements. Please refer to the “SAFE HARBOR” STATEMENT below for risks that may affect future actual results.

About Microsemi Corporation

Microsemi, with corporate headquarters in Irvine, California, is a leading designer, manufacturer and marketer of high performance analog and mixed signal integrated circuits and high reliability semiconductors. Microsemi's semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive, and amplify signals.

Microsemi's products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance and reliability, optimizing battery performance, reducing size or protecting circuits. The principal markets Microsemi serves include defense, commercial air, satellite, medical, notebook computers, LCD TVs, mobile, and connectivity applications. More information may be obtained by contacting Microsemi directly or by visiting its website at http://www.microsemi.com.

The Microsemi Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1233

Information for First Quarter 2010 Earnings Conference Call and Webcast

Date:    Thursday, January 21, 2010
Time:    4:45 pm Eastern Standard Time (1:45 pm Pacific Standard Time)

To access the webcast, please log on to: www.microsemi.com and go to Investors and then to Events and Presentations. To listen to the live webcast, please go to this website approximately fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live webcast, a replay will be available shortly after the call on the website for 90 days.

To participate in the conference call by telephone, please call: (877) 264-1110 or (706) 634-1357 at approximately 4:35 pm EST (1:35 pm PST). Please provide the following ID Number: 50917112.

A telephonic replay will be available from 6:00 pm EST (3:00 pm PST) on Thursday, January 21, 2010 through 11:59 pm EST (8:59 pm PST) on Thursday, January 28th. To access the replay, please call (800) 642-1687, or (706) 645-9291. Please enter the following ID Number: 50917112.

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI'S FUTURE RESULTS.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements, including without limitation statements concerning Microsemi’s revenue and earnings guidance, our expectation that we are executing our Scottsdale transition to plan, our expectation that the increase in our cash balance will provide increased leverage for continued strategic initiatives and any other statements of belief or about the company’s plans or expectations. These forward-looking statements are based on Microsemi’s current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as continued negative or worsening worldwide economic conditions or market instability; downturns in the highly cyclical semiconductor industry; intense competition in the semiconductor industry and resultant downward price pressure; inability to develop new technologies and products to satisfy changes in customer demand or the development by the company’s competitors of products that decrease the demand for Microsemi’s products; unfavorable conditions in end markets; inability of Microsemi’s compound semiconductor products to compete successfully with silicon-based products; production delays related to new compound semiconductors; variability of the company’s manufacturing yields; the concentration of the factories that service the semiconductor industry; delays in beginning production, implementing production techniques, resolving problems associated with technical equipment malfunctions, or issues related to government or customer qualification of facilities; potential effects of system outages; inability by Microsemi to fulfill customer demand and resulting loss of customers; variations in customer order preferences; difficulties foreseeing future demand; rises in inventory levels and inventory obsolescence; potential non-realization of expected orders or non-realization of backlog; failure to make sales indicated by the company’s book-to-bill ratio; Microsemi’s reliance on government contracts for a portion of its sales; risks related to the company’s international operations and sales, including political instability and currency fluctuations; increases in the costs of credit and the availability of credit or additional capital only under more restrictive conditions or not at all; unanticipated changes in Microsemi’s tax provisions or exposure to additional income tax liabilities; changes in generally accepted accounting principles; principal, liquidity and counterparty risks related to Microsemi’s holdings in securities, including auction rate securities; environmental or other regulatory matters or litigation, or any matters involving contingent liabilities or other claims; the uncertainty of litigation, the costs and expenses of litigation, the potential material adverse effect litigation could have on Microsemi's business and results of operations if an adverse determination in litigation is made, and the time and attention required of management to attend to litigation; difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage; difficulties and costs of protecting patents and other proprietary rights; the hiring and retention of qualified personnel in a competitive labor market; acquiring, managing and integrating new operations, businesses or assets, and the associated diversion of management attention; uncertainty as to the future profitability of acquired businesses, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions; any circumstances that adversely impact the end markets of acquired businesses; and difficulties in closing or disposing of operations or assets or transferring work from one plant to another. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in Microsemi's most recent Form 10-K and all subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi's future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances. Amounts reported in this release are preliminary and subject to finalization prior to the filing of our next Form 10-Q.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), this press release and its attachments include non-GAAP financial measures that exclude items listed in the footnotes below. Management excludes these items because it believes that the non-GAAP measures enhance an investor’s overall understanding of Microsemi’s financial performance and future prospects by being more reflective of Microsemi’s core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi’s ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with additional measures of Microsemi’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies’ financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Investor Inquiries: Robert C. Adams, Microsemi Corporation, Irvine, CA (949) 221-7100.

MICROSEMI CORPORATION Selected GAAP and Non-GAAP Financial Measures (Unaudited, in thousands except for percentages and per share amounts)

	Quarter Ended
	Dec 27, 2009	Sept 27, 2009	Dec 28, 2008

Net sales	$ 112,832	$ 109,678	$ 130,594

Selected GAAP Financial Measures
Gross margin	$52,268	$42,093	$60,433
Gross margin percentage	46.3%	38.4%	46.3%
Operating income (loss)	$10,472	$ (10,951)	$13,912
Operating margin	9.3%	(10.0%)	10.7%
Net income (loss)	$7,960	$ (31,262)	$13,208
Diluted earnings (loss) per share	$0.10	$(0.39)	$0.16

Selected Non-GAAP Financial Measures
Gross margin	$56,003	$53,275	$67,606
Gross margin percentage	49.6%	48.6%	51.8%
Operating income	$25,967	$24,748	$35,111
Operating margin	23.0%	22.6%	26.9%
Net income	$21,088	$19,315	$28,724
Diluted earnings per share	$0.26	$0.24	$0.35

Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in the “Selected Non-GAAP Financial Measures and Schedule Reconciling Selected Non-GAAP Financial Measures to Comparable GAAP Financial Measures” table and in footnotes (a) – (f) below.

MICROSEMI CORPORATION
Selected Non-GAAP Financial Measures and Schedule Reconciling Selected Non-GAAP Financial Measures
to Comparable GAAP Financial Measures
(Unaudited, in thousands except for per share amounts)

	Quarter Ended
	Dec 27, 2009	Sept 27, 2009	Dec 28, 2008

GAAP gross margin	$ 52,268	$42,093	$ 60,433
Transitional idle capacity (a)	3,735	3,771	6,930
Inventory reserves due to restructuring activities (a)	--	7,335	--
Manufacturing profit in acquired inventory (b)	--	76	243
Non-GAAP gross margin	$ 56,003	$53,275	$ 67,606

GAAP operating income (loss)	$ 10,472	$ (10,951)	$ 13,912
Transitional idle capacity (a)	3,735	3,771	6,930
Inventory reserves due to restructuring activities (a)	--	7,335	--
Manufacturing profit in acquired inventory (b)	--	76	243
Amortization of intangible assets (c)	3,883	4,243	3,244
Stock based compensation (d)	6,736	6,319	7,915
Impairment related to plant closures (a)	--	6,318	--
Exceptional legal matters (e)	753	816	446
Restructuring and other special charges (a)	388	6,821	2,421
Non-GAAP operating income	$ 25,967	$24,748	$ 35,111

GAAP net income (loss)	$7,960	$ (31,262)	$ 13,208
Transitional idle capacity (a)	3,735	3,771	6,930
Inventory reserves due to restructuring activities (a)	--	7,335	--
Manufacturing profit in acquired inventory (b)	--	76	243
Amortization of intangible assets (c)	3,883	4,243	3,244
Stock based compensation (d)	6,736	6,319	7,915
Impairment related to plant closures (a)	--	6,318	--
Exceptional legal matters (e)	753	816	446
Restructuring and other special charges (a)	388	6,821	2,421
Income tax effect on non-GAAP adjustments (f)	(2,367)	14,878	(5,683)
Non-GAAP net income	$ 21,088	$19,315	$ 28,724

GAAP diluted earnings (loss) per share	$0.10	$(0.39)	$0.16
Effect of non-GAAP adjustments on diluted earnings (loss) per share	0.16	0.63	0.19
Non-GAAP diluted earnings per share	$0.26	$0.24	$0.35

Weighted average diluted shares used in calculating non-GAAP diluted earnings per share	82,117	81,907	81,848

Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information and in footnotes (a) – (f) below.

MICROSEMI CORPORATION Consolidated Income Statements (Unaudited, in thousands, except per share amounts)

	Quarter Ended
	Dec 27, 2009	Sept 27, 2009	Dec 28, 2008

NET SALES	$112,832	$109,678	$130,594
Cost of sales	60,564	67,585	70,161

GROSS MARGIN	52,268	42,093	60,433

Operating expenses:
Selling, general and administrative	25,813	25,376	30,605
Research and development	11,805	10,427	10,767
Amortization of intangible assets	3,883	4,243	3,244
Restructuring charges	295	6,680	1,905
Impairment related to facility closures	--	6,318	--

Total operating expenses	41,796	53,044	46,521

OPERATING INCOME (LOSS)	10,472	(10,951)	13,912

Interest and other income (expense), net	(178)	(716)	673

INCOME (LOSS) BEFORE INCOME TAXES	10,294	(11,667)	14,585

Provision for income taxes	2,334	19,595	1,377

NET INCOME (LOSS)	$7,960	$(31,262)	$13,208

Earnings (loss) per share
Basic	$0.10	$(0.39)	$0.16
Diluted	$0.10	$(0.39)	$0.16

Common and common equivalent shares outstanding:
Basic	81,505	81,196	80,936
Diluted	82,117	81,196	81,848

In the quarter ended December 27, 2009, we adopted authoritative accounting guidance issued by the Financial Accounting Standards Board which clarified that share-based payment awards that entitle participants to receive non-forfeitable dividends before vesting should be considered participating securities. As participating securities, these instruments should be included in the calculation of basic earnings per share. This authoritative accounting guidance required that all prior period earnings per share data be adjusted retrospectively and early adoption was not permitted. A reconciliation to amounts reported under previous accounting guidance is as follows (unaudited, in thousands, except per share amounts):

	Quarter Ended
	Dec 27, 2009	Sept 27, 2009	Dec 28, 2008
GAAP earnings (loss) per share
Basic, under previous accounting guidance	$0.10	$(0.39)	$0.17
Effect of adoption	--	--	(0.01)
Basic, as adopted	$0.10	$(0.39)	$0.16

Diluted, under previous accounting guidance	$0.10	$(0.39)	$0.16
Effect of adoption	--	--	--
Diluted, as adopted	$0.10	$(0.39)	$0.16

Non-GAAP earnings per share
Diluted, under previous accounting guidance	$0.26	$0.24	$0.36
Effect of adoption	--	--	(0.01)
Diluted, as adopted	$0.26	$0.24	$0.35

Common and common equivalent shares outstanding:
Basic, under previous accounting guidance	80,282	79,807	79,430
Effect of adoption	1,223	1,389	1,506
Basic, as adopted	81,505	81,196	80,936

Diluted, under previous accounting guidance	81,103	79,807	80,474
Effect of adoption	1,014	1,389	1,374
Diluted, as adopted	82,117	81,196	81,848

For the quarter ended September 27, 2009, non-GAAP diluted common and common equivalent shares outstanding was 80,780 under previous accounting guidance and 81,907 under current accounting guidance. These amounts are more dilutive than the amounts used in calculating GAAP earnings (loss) per share as, for this period, we recorded a GAAP net loss and non-GAAP net income.

Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in the “Selected Non-GAAP Financial Measures and Schedule Reconciling Selected Non-GAAP Financial Measures to Comparable GAAP Financial Measures” table and in footnotes (a) – (f) below.

MICROSEMI CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	December 27, 2009	September 27, 2009
ASSETS

Current assets:
Cash and cash equivalents	$234,895	$216,742
Investment in auction rate securities	36,550	46,550
Accounts receivable, net	71,742	62,543
Inventories	91,043	95,372
Other current assets	32,967	33,515
Total current assets	467,197	454,722
Non-current assets	351,364	356,408

TOTAL ASSETS	$818,561	$811,130

LIABILITIES AND STOCKHOLDERS' EQUITY

Auction rate securities credit facility	$36,550	$46,550
Other current liabilities	56,135	54,219
Long-term liabilities	33,467	34,010
Stockholders' equity	692,409	676,351

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$818,561	$811,130

Balance Sheet Note

At December 27, 2009 and September 27, 2009, our investment in auction rate securities consisted of auction rate bonds backed by student loans. We have entered into a settlement agreement with the financial institution where we hold these investments and per the terms of the settlement agreement: a) in the quarter ended December 28, 2008, the financial institution repurchased our $15.5 million investment in auction rate preferred shares at par plus accrued interest; b) we hold rights to sell our $46.6 million investment in auction rate bonds back to the financial institution at par plus accrued interest beginning June 30, 2010; and c) we have the ability to borrow from the financial institution via a “no net cost” credit facility, the full par value of our investment in auction rate bonds.

During the quarter ended March 29, 2009, we monetized all auction rate securities at full par value of $46.6 million via the “no net cost” credit facility, which resulted in an increase in the balance of our cash and cash equivalents and a corresponding increase in borrowing under our auction rate securities credit facility of $46.6 million, respectively. During the quarter ended December 27, 2009, an issuer called $10.0 million in auction rate bonds at par plus accrued interest. As such, our remaining investment in auction rate securities and the corresponding auction rate securities credit facility were each $36.6 million. While the financial institution where we hold our investment in auction-rate securities may repurchase them or an issuer may call these securities prior to June 30, 2010, we intend to put these securities back to the financial institution and use the proceeds to repay the credit facility no later than June 30, 2010, the earliest date allowed by the settlement agreement. As such, in the current quarter, we have classified both the investment and credit facility as current.

Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), this press release and its attachments include non-GAAP financial measures that exclude items listed in the footnotes below. Management excludes these items because it believes that the non-GAAP measures enhance an investor’s overall understanding of Microsemi’s financial performance and future prospects by being more reflective of Microsemi’s core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi’s ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of Microsemi’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies’ financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial results, are set forth below:

(a)  Restructuring activities involve the closure and consolidation of certain of our manufacturing facilities. As these facilities are not expected to have a continuing contribution to operations or are expected to have a diminishing contribution during the transition phase, management believes excluding such items from Microsemi’s operations provides investors with a means of evaluating Microsemi’s on-going operations. Restructuring activities also include cost reduction measures to balance our operations to meet customer demand. Transitional idle capacity relates to unused manufacturing capacity and non-productive manufacturing expenses during the period from when shutdown activities commence to when all transition activities are completed. Inventory reserves due to restructuring activities and impairment of fixed assets relate to the exiting of product that do not meet profitability metrics, products with recent substantial declines in projected demand or actions to improve overall cost structure. Restructuring and other special charges include severance and other costs related to facilities in the process of closing or already closed. Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(b)  Manufacturing profit in acquired inventory resulted from purchase-accounting adjustments to increase the value of inventory acquired to its fair value. As the acquired inventory is sold, the associated manufacturing profit in acquired inventory increases cost of goods sold and reduces gross margin. The manufacturing profit in acquired inventory has been excluded to facilitate comparability of gross margin between periods. In addition, management excludes the impact of manufacturing profit in acquired inventory in internal measurements of gross margin as it does not reflect continuing operations at acquired operations.

(c) While amortization of acquisition related intangible assets is expected to continue in the future, for internal analysis of Microsemi’s operations, management does not view this expense as reflective of the business’ current performance.

(d) Stock based compensation has been excluded as management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(e) Amounts are related to expenses from previously disclosed matters and actions related to the Department of Justice, International Trade Commission and an independent inquiry conducted by our Board of Directors, as well as gains on litigation settlement net of settlement costs. Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(f) The tax effect on non-GAAP adjustments represent the difference in the provision for income taxes that resulted from non-GAAP adjustments to pretax income and also certain acquisition-related and nondeductible stock-based compensation items.  In conjunction with our worldwide operating strategy, which included the previously announced closure of our Scottsdale facility, we recorded a non-cash valuation allowance of $31.7 million in the quarter ended September 27, 2009 on our deferred tax assets related to our domestic operations that may be unrealized. This amount was included as a non-GAAP adjustment as the requirement for a valuation allowance related to restructuring of our operations and management does not view this charge as reflective of the business’ ongoing tax position.

CONTACT:  Microsemi Corporation
          Financial Contact:
          John W. Hohener, Vice President and
           Chief Financial Officer
            (949) 221-7100
          Investors:
          Robert C. Adams, Vice President of
           Corporate Development
            (949) 221-7100